UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 11, 2005

Date of Report (Date of Earliest Event Reported)

WM. WRIGLEY JR. COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	1-800	36-1988190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 644-2121

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2005, Wm. Wrigley Jr. Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co., J.P. Morgan Securities, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives for the several underwriters named in Schedule 1 of the Underwriting Agreement (collectively, the “Underwriters”), for the issuance and sale by the Company of $500,000,00 aggregate principal amount of the Company’s 4.30% Senior Notes due 2010 (the “2010 Notes”) and $500,000,000 aggregate principal amount of the Company’s 4.65% Senior Notes due 2015 (the “2015 notes” and, together with the 2010 Notes, the “Notes”), pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-123077) (the “Registration Statement”).

The Company and the Underwriters intend to consummate the sale and purchase of the Notes on July 14, 2005. The 2010 Notes are being sold to the public at an issue price of 99.822% of the 2010 Notes’ principal amount of $500 million. The 2015 Notes are being sold to the public at an issue price of 99.675% of the 2015 Notes’ principal amount of $500 million. The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses, will be approximately $993,485,000.

The Company has appointed J.P. Morgan Trust Company, National Association as trustee (the “Trustee”) under the Senior Indenture (the “Indenture”) previously filed as Exhibit 4.1 to the Registration Statement. The executed Indenture, dated as of July 14, 2005, between the Company and the Trustee, with the changes necessary to reflect the appointment of the Trustee, is attached hereto as Exhibit 99.2 and is incorporated by reference.

Copies of the Underwriting Agreement and the forms of the Global Notes representing the 2010 Notes and the 2015 Notes are attached hereto as Exhibits 99.1, 99.5 and 99.6 and are incorporated by reference. In addition, the Officers’ Certificates establishing the terms of the 2010 Notes and the 2015 Notes, respectively, in accordance with the Indenture (described above) are attached hereto as Exhibit 99.3 and 99.4 and are incorporated by reference.

The Underwriting Agreement and the Indenture contain customary representations, warranties and covenants that are valid as between the parties and as of the date of entering such agreements and they are not factual information to investors about the Company. Investors are advised to review the Company’s periodic filings with the Securities and Exchange Commission and posted on the Company’s website at www.wrigley.com under the caption “INVESTORS”, for information about the Company’s financial condition.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(c)                             Exhibits

Exhibit No.	Description

99.1

Underwriting Agreement, dated July 11, 2005, between Wm. Wrigley Jr. Company and Goldman Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

99.2	Senior Indenture, dated as of July 14, 2005, by and between Wm. Wrigley Jr. Company and J.P. Morgan Trust Company, National Association as trustee.*

99.3	Officers’ Certificate of Wm. Wrigley Jr. Company establishing the terms of the 4.30% Senior Notes due 2010.

99.4	Officers’ Certificate of Wm. Wrigley Jr. Company establishing the terms of the 4.65% Senior Notes due 2015.

99.5	Form of Global Note representing the 4.30% Senior Notes due 2010.

99.6	Form of Global Note representing the 4.65% Senior Notes due 2015.

* This Senior Indenture supercedes and replaces the form of Senior Indenture previously filed as Exhibit 4.1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY.
(Registrant)

Date: July 14, 2005	By:	/s/ HOWARD MALOVANY
		Name:	Howard Malovany
		Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1

Underwriting Agreement, dated July 11, 2005, between Wm. Wrigley Jr. Company and Goldman Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters.

99.2	Senior Indenture, dated as of July 14, 2005, by and between Wm. Wrigley Jr. Company and J.P. Morgan Trust Company, National Association as trustee.*

99.3	Officers’ Certificate of Wm. Wrigley Jr. Company establishing the terms of the 4.30% Senior Notes due 2010.

99.4	Officers’ Certificate of Wm. Wrigley Jr. Company establishing the terms of the 4.65% Senior Notes due 2015.

99.5	Form of Global Note representing the 4.30% Senior Notes due 2010.

99.6	Form of Global Note representing the 4.65% Senior Notes due 2015.

* This Senior Indenture supercedes and replaces the form of Senior Indenture previously filed as Exhibit 4.1 to the Registration Statement.